Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada

486 W. 1360 N.                                                                                                                                                                                                                                                                                                                                                                                                                                                 Telephone:  801-310-1419
American Fork, UT  84003                                                                                                                                                                                                                                                                                                                                                                                                                       e-mail:  grhlaw@hotmail.com
July 25, 2014

Growblox Sciences, Inc.
7251 West Lake Mead Blvd, Suite 300
Las Vegas, NV 89128

Re:     Growblox Sciences, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities counsel for Growblox Sciences, Inc., a Delaware corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the offering of 9,000,000 shares of the Company’s common stock by selling stockholders and the registration of 20,700,000 common shares that underlie warrants.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) a certificate signed by the President of the Company; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 9,000,000 shares of common stock to be sold by the selling shareholders are legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser.  I am further of the opinion that the 20,700,000 shares issued upon exercise of warrants following proper payment therefore and upon resolution by the board of directors directing the issuance thereof will be legally issued, fully paid and non-assessable.  This opinion is based on Delaware general corporate law, all applicable Delaware statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie
_______________________________________
Gary R. Henrie, Esq.

Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada

486 W. 1360 N.                                                                                                                                                                                                                                                                                                                                                                                                                                                       Telephone:  801-310-1419
American Fork, UT  84003                                                                                                                                                                                                                                                                                                                                                                                                                              e-mail:  grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
_____________________________________
Gary R. Henrie, Esq.